SUB-ITEM 77C: Submission of matter to a vote of security holders

(a) Date of meeting and whether it was an annual or special meeting:

Shareholders Entitled to Vote	Date of Meeting	Annual/Special Meeting
Shareholders of each of the Funds of Jackson Variable Series Trust (the "Trust")	6/22/17	Special

(b)	If a meeting involved the election of Directors, state the names of each director elected at the meeting and the names of all other directors now in office

Special Meeting Held on June 22, 2017
Elected Trustees	Trustee Status at Time of Meeting
Michael Bouchard	Independent Trustee Nominee
Ellen Carnahan	Independent Trustee Nominee
William J. Crowley, Jr.	Independent Trustee Nominee
Michelle Engler	Independent Trustee Nominee
John Gillespie	Incumbent Interested Trustee Nominee
Mark D. Nerud	Independent Trustee Nominee
William R. Rybak	Independent Trustee Nominee
Edward Wood	Independent Trustee Nominee
Patricia A. Woodworth	Independent Trustee Nominee
Eric O. Anyah	Independent Trustee Nominee
Mark S. Wehrle	Incumbent Independent Trustee Nominee

Other Trustee Now in Office:	Trustee Status at Time of Meeting
David W. Agostine	Independent Trustee resigning December 31, 2017
Gregory P. Contillo	Independent Trustee resigning December 31, 2017
Dylan E. Taylor	Independent Trustee resigning December 31, 2017
Scot T. Wetzel	Independent Trustee resigning December 31, 2017

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter:

	Special Meeting Held on June 22, 2017

1
All shareholders of the Trust: To vote on the election of the following eleven individuals as Trustees of the Trust, effective January 1, 2018:  Michael Bouchard, Ellen Carnahan, William J. Crowley, Jr., Michelle Engler, John Gillespie, Mark D. Nerud, William R. Rybak, Edward Wood, Patricia A. Woodworth, Eric O. Anyah, and Mark S. Wehrle.

	Trustees	Affirmative Votes	Votes Withheld
	Michael Bouchard	920,883,816.081	17,332,066.058
	Ellen Carnahan	921,821,741.245	16,394,140.894
	William J. Crowley, Jr.	921,552,437.129	16,663,445.010
	Michelle Engler	921,405,236.296	16,810,645.843
	John Gillespie	921,699,647.964	16,516,234.175
	Mark D. Nerud	921,278,561.482	16,937,320.657
	William R. Rybak	921,377,738.944	16,838,143.195
	Edward Wood	921,473,294.335	16,742,587.804
	Patricia A. Woodworth	921,783,838.367	16,432,043.772
	Eric O. Anyah	921,172,526.448	17,043,355.691
	Mark S. Wehrle	921,666,188.541	16,549,693.598

	Special Meeting Held on June 22, 2017
2	Shareholders of each Fund of the Trust, voting separately: To approve an amended and restated Distribution Plan for each Fund of the Trust.
	Fund Names	Affirmative Votes	Negative Votes	Abstentions
	JNAM Guidance – Interest Rate Opportunities Fund	3,991,179.656	105,008.966	93,007.666
	JNAM Guidance – Conservative Fund	12,779,613.828	272,205.394	630,497.130
	JNAM Guidance – Moderate Fund	31,752,253.820	2,130,812.995	2,419,332.269
	JNAM Guidance – Growth Fund	23,403,341.274	414,684.145	1,020,311.145
	JNAM Guidance – Moderate Growth Fund	60,496,965.048	2,904,229.414	4,342,148.854
	JNAM Guidance – Maximum Growth Fund	16,343,278.972	639,181.165	1,249,540.183
	JNAM Guidance – Alt 100 Fund	32,103,729.339	1,691,679.104	1,518,540.008
	JNAM Guidance – Equity 100 Fund	6,119,713.882	182,157.534	73,586.081
	JNAM Guidance – Fixed Income 100 Fund	6,369,864.667	182,581.480	154,352.763
	JNAM Guidance – Real Assets Fund	1,198,892.954	67,558.414	81,747.257
	JNL Tactical ETF Conservative Fund	9,125,234.128	298,483.665	684,033.072
	JNL Tactical ETF Moderate Fund	18,867,598.339	450,339.727	1,203,809.430
	JNL Tactical ETF Growth Fund	13,326,139.219	724,478.340	773,291.343
	JNL/American Funds® Global Growth Fund	8,427,249.476	163,917.107	412,192.337
	JNL/American Funds® Growth Fund	14,810,474.353	392,789.083	416,934.305
	JNL/AQR Risk Parity Fund	2,342,992.669	16,805.015	130,315.232
	JNL/BlackRock Global Long Short Credit Fund	24,315,362.155	40,358.903	158,637.239
	JNL/DFA U.S. Micro Cap Fund	11,892,817.483	146,622.185	92,101.364
	JNL/DoubleLine® Total Return Fund	224,290,594.518	2,145,868.812	3,880,148.157
	JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	40,627,701.165	145,432.777	117,686.868
	JNL/Epoch Global Shareholder Yield Fund	5,232,875.352	288,948.401	49,172.729
	JNL/FAMCO Flex Core Covered Call Fund	10,280,976.809	355,980.541	340,047.405
	JNL/Lazard International Strategic Equity Fund	4,128,638.993	269,736.431	39,572.749
	JNL/Neuberger Berman Currency Fund	15,348,469.485	45,797.177	26,701.378
	JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	1,018,154.399	5,967.926	118,011.818
	JNL/Nicholas Convertible Arbitrage Fund	27,043,846.487	215,216.244	199,581.505
	JNL/PIMCO Credit Income Fund	34,132,693.565	675,552.491	856,439.981
	JNL/PPM America Long Short Credit Fund	17,069,635.894	208,164.937	16,403.020
	JNL/T. Rowe Price Capital Appreciation Fund	104,409,269.237	1,784,869.145	3,683,054.133
	JNL/The Boston Company Equity Income Fund	8,197,491.906	445,557.559	176,820.956
	JNL/The London Company Focused U.S. Equity Fund	12,024,055.484	17,881.644	6,362.334
	JNL/Van Eck International Gold Fund	5,752,539.573	537,055.747	75,552.348
	JNL/WCM Focused International Equity Fund	87,890,222.156	39,620.069	56,540.256

3	All Shareholders of the Trust: To approve an amendment to the Trust's Declaration of Trust.
	Affirmative Votes	Negative Votes	Abstentions
	897,524,874.857	15,550,734.528	25,140,272.754

(d)	Not Applicable.